UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders of Athersys, Inc. (the “Company”), held on September 27, 2023 (the “Annual Meeting”), the stockholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the amendment and restatement of the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (as amended and restated, the “Plan”). The following description of the Plan is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In general, the Plan continues to authorize the compensation committee of the Board to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purposes of these awards are to help provide the Company’s non-employee directors and officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Subject to adjustment as described in the Plan and the Plan’s share counting rules, a total of 3,706,715 shares of Company common stock are available for awards under the Plan (866,715 of which were approved by stockholders at the Company’s 2019 annual meeting of stockholders, 840,000 of which were approved by stockholders at the Company’s 2022 annual meeting of stockholders, and 2,000,000 of which were approved by stockholders at the Annual Meeting), plus Company common stock subject to any forfeitures (or similar events) that occur regarding awards under the Plan or the original version of the Plan.

Item 5.07         Submission of Matters to a Vote of Security Holders

Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal One - Election of Directors.

All nominees for election to the Board named in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on August 17, 2023 were elected, each to a one-year term, with the following vote:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel Camardo	3,885,885	1,585,436	75,430	8,492,923
Neema Mayhugh	3,905,654	1,565,172	75,925	8,492,923
Joseph Nolan	3,906,046	1,578,236	62,469	8,492,923
Jane Wasman	3,809,296	1,650,579	86,876	8,492,923
Jack Wyszomierski	3,733,307	1,727,592	85,852	8,492,923

Proposal Two - Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 with the following vote:

Votes For	Votes Against	Abstentions
12,889,521	1,032,051	118,102

Proposal Three - Approval of the Amendment and Restatement of the Athersys, Inc. 2019 Equity and Incentive Compensation Plan.

The Company’s stockholders approved the Plan with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,273,888	2,208,877	63,986	8,492,923

Proposal Four - Approval, on an Advisory Basis, of Named Executive Officer Compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,961,462	2,490,155	95,134	8,492,923

Item 8.01         Other Events.

On September 28, 2023, the Board appointed Jane Wasman as Chairperson of the Board.

On October 2, 2023, the Company issued a press release regarding Ms. Wasman’s appointment as Chairperson of the Board. A copy of the press release is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference, other than the quotations by Mr. Camardo and Ms. Wasman.

Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Athersys, Inc. 2019 Equity and Incentive Compensation Plan, as amended and restated.
99.1	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023
ATHERSYS, INC.

By:	/s/ Daniel Camardo
Daniel Camardo Chief Executive Officer and Duly Authorized Officer

By:	/s/ Kasey Rosado
Name: Kasey Rosado Title: Interim Chief Financial Officer